Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES SECOND QUARTER 2024 RESULTS
PLYMOUTH MEETING, Pa. – August 6, 2024 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the second quarter ended June 30, 2024.
Second Quarter Results and Highlights

All comparisons are to the quarter ended June 30, 2023 unless otherwise stated.
•Net revenue was $806.0 million compared to $793.3 million, an increase of 1.6%.
•Net income attributable to AdaptHealth Corp. was $19.4 million compared to net income of $14.0 million, an increase of 39.0%.
•Adjusted EBITDA was $165.3 million compared to $171.0 million, a decrease of 3.3%.
•Cash flow from operations was $247.0 million year-to-date 2024, an increase from $226.6 million during the comparable period in 2023, and free cash flow was $77.9 million year-to-date 2024, an increase from $54.8 million during the comparable period in 2023.

Subsequent to June 30, 2024, the Company signed a definitive agreement for the disposition of certain non-core assets, and the transaction is expected to close in the third quarter of 2024.

Management Commentary

Suzanne Foster, Chief Executive Officer of AdaptHealth, stated, “I want to recognize the team for delivering another consistent quarter with results in line with our expectations for net revenue, Adjusted EBITDA, and free cash flow.”

Foster continued, “I joined this team because I believe in our purpose and the vital role we play in improving healthcare. I am optimistic about the road ahead and look forward to working as One Adapt, a unified team, to support our patients in their homes.”

Financial Outlook

The Company is updating previous financial guidance for fiscal year 2024 by adjusting the midpoint for net revenue to account for the disposition of certain non-core assets, however, the Company is maintaining the midpoint for Adjusted EBITDA, and increasing the midpoint for free cash flow.

•Net revenue of $3.255 billion to $3.315 billion from $3.25 billion to $3.35 billion;
•Adjusted EBITDA of $660 million to $700 million from $650 million to $710 million;
•Free cash flow of $160 million to $180 million from $150 million to $180 million
Conference Call
Management will host a teleconference today, Tuesday, August 6, 2024, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•(800) 343-4136 (Domestic) or

•(203) 518-9843 (International)

When prompted, reference Conference ID: AHCO2Q24
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.2 million patients annually in all 50 states through its network of approximately 670 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$69,832	$77,132
Accounts receivable	437,077	388,910
Inventory	123,896	113,642
Prepaid and other current assets	55,623	69,338
Total current assets	686,428	649,022
Equipment and other fixed assets, net	496,136	495,101
Operating lease right-of-use assets	106,816	110,465
Finance lease right-of-use assets	37,660	31,962
Goodwill	2,711,880	2,724,958
Identifiable intangible assets, net	119,021	130,160
Other assets	19,418	21,128
Deferred tax assets	333,553	345,854
Total Assets	$4,510,912	$4,508,650
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$446,560	$391,994
Current portion of long-term debt	40,000	53,368
Current portion of operating lease obligations	30,785	29,270
Current portion of finance lease obligations	11,587	9,122
Contract liabilities	36,245	38,570
Warrant liability	4,464	4,021
Other liabilities	26,383	10,654
Total current liabilities	596,024	536,999
Long-term debt, less current portion	2,040,451	2,094,614
Operating lease obligations, less current portion	80,249	85,529
Finance lease obligations, less current portion	25,933	22,746
Other long-term liabilities	275,602	302,093
Total Liabilities	3,018,259	3,041,981
Total Stockholders' Equity	1,492,653	1,466,669
Total Liabilities and Stockholders' Equity	$4,510,912	$4,508,650

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Net revenue	$805,975	$793,286	$1,598,472	$1,537,912
Costs and expenses:
Cost of net revenue	678,973	673,397	1,354,666	1,328,793
General and administrative expenses	57,012	50,078	105,390	97,599
Depreciation and amortization, excluding patient equipment depreciation	11,395	15,549	22,760	31,081
Goodwill impairment	6,548	—	13,078	—
Total costs and expenses	753,928	739,024	1,495,894	1,457,473
Operating income	52,047	54,262	102,578	80,439
Interest expense, net	33,038	32,552	65,510	64,507
Change in fair value of warrant liability	(7,010)	(812)	443	(22,726)
Other (income) loss, net	(1,760)	2,082	3,345	3,257
Income before income taxes	27,779	20,440	33,280	35,401
Income tax expense	7,248	5,399	13,858	3,685
Net income	20,531	15,041	19,422	31,716
Income attributable to noncontrolling interest	1,096	1,064	2,121	2,032
Net income attributable to AdaptHealth Corp.	$19,435	$13,977	$17,301	$29,684

Weighted average common shares outstanding - basic	133,218	134,295	133,066	134,409
Weighted average common shares outstanding - diluted	136,029	136,233	135,698	138,000

Basic net income per share	$0.13	$0.10	$0.12	$0.20
Diluted net income per share	$0.13	$0.09	$0.12	$0.03

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$19,422	$31,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	184,038	193,109
Goodwill impairment	13,078	—
Equity-based compensation	9,751	12,763
Change in fair value of warrant liability	443	(22,726)
Reduction in the carrying amount of operating lease right-of-use assets	17,770	16,794
Reduction in the carrying amount of finance lease right-of-use assets	4,793	3,007
Deferred income tax expense	12,103	1,413
Change in fair value of interest rate swaps, net of reclassification adjustment	(367)	(987)
Amortization of deferred financing costs	2,729	2,617
Payment of contingent consideration from an acquisition	(1,850)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(48,166)	(5,011)
Inventory	(10,254)	13,808
Prepaid and other assets	16,225	10,199
Operating lease obligations	(17,887)	(16,662)
Operating liabilities	45,191	(13,473)
Net cash provided by operating activities	247,019	226,567
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(169,163)	(171,730)
Payments for business acquisitions, net of cash acquired	—	(17,905)
Payments for cost method investments	—	(128)
Net cash used in investing activities	(169,163)	(189,763)
Cash flows from financing activities:
Proceeds from borrowings on lines of credit	75,000	50,000
Repayments on long-term debt and lines of credit	(145,000)	(65,000)
Repayments of finance lease obligations	(4,890)	(3,679)
Payments for shares purchased under share repurchase program	—	(9,224)
Proceeds from the exercise of stock options	545	—
Proceeds received in connection with employee stock purchase plan	607	1,021
Payments relating to the Tax Receivable Agreement	(1,432)	(3,202)
Distributions to noncontrolling interest	(3,500)	(2,500)
Payments for tax withholdings from restricted stock vesting and stock option exercises	(1,399)	(4,366)
Payments of contingent consideration and deferred purchase price from acquisitions	(5,087)	(1,000)
Net cash used in financing activities	(85,156)	(37,950)
Net decrease in cash	(7,300)	(1,146)
Cash at beginning of period	77,132	46,272
Cash at end of period	$69,832	$45,126

ADAPTHEALTH CORP.
Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three and six months ended June 30, 2024 and 2023.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, litigation settlement expense (gain), and certain other non-recurring items of expense or income.
AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024		2023
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income attributable to AdaptHealth Corp.	$19,435	2.4%	$13,977	1.8%
Income attributable to noncontrolling interest	1,096	0.1%	1,064	0.1%
Interest expense, net	33,038	4.1%	32,552	4.1%
Income tax expense	7,248	0.9%	5,399	0.7%
Depreciation and amortization, including patient equipment depreciation	91,162	11.3%	99,296	12.5%
EBITDA	151,979	18.8%	152,288	19.2%
Equity-based compensation expense (a)	5,218	0.6%	6,847	0.9%
Change in fair value of warrant liability (b)	(7,010)	(0.9)%	(812)	(0.1)%
Goodwill impairment (c)	6,548	0.8%	—	—%
Litigation settlement gain (d)	(1,760)	(0.2)%	—	—%
Other non-recurring expenses, net (e)	10,340	1.3%	12,722	1.6%
Adjusted EBITDA	$165,315	20.5%	$171,045	21.6%
Adjusted EBITDA Margin		20.5%		21.6%
(a)Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)Represents a non-cash gain for the change in the estimated fair value of the warrant liability.
(c)Represents a non-cash goodwill impairment charge relating to an immaterial business disposal during 2024.
(d)Represents a pre-tax gain for the change in fair value of shares of common stock of the Company that were issued in July 2024 following final court approval of the settlement of a previously disclosed securities class action lawsuit.
(e)The 2024 period consists of $5.8 million of consulting expenses associated with systems implementation activities, $1.6 million of expenses associated with litigation, $0.9 million write-down of assets, and

ADAPTHEALTH CORP.
$2.0 million of other non-recurring expenses. The 2023 period consists of $2.5 million of expenses associated with litigation, $4.9 million of severance charges (of which $2.9 million relates to the separation of the Company's former CEO), $1.4 million of consulting expenses associated with systems implementation activities, $1.4 million of impairments of operating lease right-of-use assets and $2.5 million of other non-recurring expenses.
The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024		2023
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income attributable to AdaptHealth Corp.	$17,301	1.1%	$29,684	1.9%
Income attributable to noncontrolling interest	2,121	0.1%	2,032	0.1%
Interest expense, net	65,510	4.1%	64,507	4.2%
Income tax expense	13,858	0.9%	3,685	0.3%
Depreciation and amortization, including patient equipment depreciation	184,038	11.5%	193,109	12.6%
EBITDA	282,828	17.7%	293,017	19.1%
Equity-based compensation expense (a)	9,751	0.6%	12,763	0.8%
Change in fair value of warrant liability (b)	443	—%	(22,726)	(1.5)%
Goodwill impairment (c)	13,078	0.8%	—	—%
Litigation settlement expense (d)	3,345	0.2%	—	—%
Other non-recurring expenses, net (e)	14,355	0.9%	21,955	1.4%
Adjusted EBITDA	$323,800	20.3%	$305,009	19.8%
Adjusted EBITDA Margin		20.3%		19.8%
(a)Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)Represents a non-cash charge or gain for the change in the estimated fair value of the warrant liability.
(c)Represents non-cash goodwill impairment charges relating to an immaterial business disposal during 2024.
(d)Represents a $2.4 million charge for the change in fair value of shares of common stock of the Company that were issued in July 2024 following final court approval of the settlement of a previously disclosed securities class action lawsuit, as well as an expense of $0.9 million to settle a shareholder derivative complaint.
(e)The 2024 period consists of $6.8 million of consulting expenses associated with systems implementation activities, $2.8 million of expenses associated with litigation, $1.6 million write-down of assets, and $3.1 million of other non-recurring expenses. The 2023 period consists of $9.6 million of expenses associated with litigation, $4.9 million of severance charges (of which $2.9 million relates to the separation of the Company's former CEO), $2.6 million of consulting expenses associated with systems implementation activities, $1.4 million of impairments of operating lease right-of-use assets, and $3.4 million of other non-recurring expenses.

ADAPTHEALTH CORP.
Free Cash Flow

This press release presents AdaptHealth’s free cash flow for the three and six months ended June 30, 2024 and 2023.

AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to the free cash flow measure for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
(in thousands)	(Unaudited)
Net cash provided by operating activities	$197,984	$86,319	$247,019	$226,567
Purchases of equipment and other fixed assets	(81,272)	(82,610)	(169,163)	(171,730)
Free cash flow	$116,712	$3,709	$77,856	$54,837

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer
IR@adapthealth.com